                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of report (Date of earliest event reported):
                                February 22, 1999



                         ZENITH NATIONAL INSURANCE CORP.

             (Exact name of registrant as specified in its charter)


     Delaware                        1-9627                 95-2702776
 (State or other              (Commission File No.)      (I.R.S. Employer
 jurisdiction of                                         Identification No.)
 incorporation)
                               21255 Califa Street
                      Woodland Hills, California 91367-5021
               (Address of principal executive offices) (zip code)


               Registrant's telephone number, including area code:

                                  (818)713-1000


             ------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

         On February 22, 1999, Zenith Insurance Company, a wholly owned subsidiary of Registrant ("Zenith Insurance"), and Nationwide Mutual Insurance Company ("Nationwide"), entered into a Stock Purchase Agreement (the "Agreement") pursuant to which Zenith Insurance agreed to sell to Nationwide, all of the issued and outstanding capital stock of CalFarm Insurance Company ("CalFarm"), a wholly owned subsidiary of Zenith Insurance. The purchase price under the Agreement is $272 million cash, subject to adjustment in certain circumstances.

         The closing of the transaction is subject to regulatory approvals and customary conditions.

         A copy of the Agreement and Zenith's press release, dated February 22, 1999, relating to the transaction are attached hereto as exhibits and incorporated herein by reference.


ITEM 7.  EXHIBITS.

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

Exhibit No.                        Description
-----------                        -----------
10.1 Stock Purchase Agreement, dated as of February 22, 1999, between Zenith Insurance Company and Nationwide Mutual Insurance Company

99.1        Press Release of Zenith National Insurance Corp., dated February 22,
            1999

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ZENITH NATIONAL INSURANCE CORP.

March 9, 1999
                              By: /s/ Fredricka Taubitz
                                 -----------------------------
                                 Fredricka Taubitz
                                 Executive Vice President
                                  and Chief Financial Officer


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